EXHIBIT 4.1

                    YEAR 2000 INCENTIVE STOCK OPTION PLAN
                    -------------------------------------

1.    Purpose of the Plan.

      The purpose of the NBTY, Inc. Incentive Stock Option Plan (hereinafter the "Plan") is to provide for the granting of stock options to officers, directors, affiliates and employees of NBTY, Inc. and its Subsidiaries in recognition of the valuable services provided, and contemplated to be provided, by such individuals. The general purpose of the Plan is to promote the interests of NBTY, Inc. and its stockholders and to reward dedicated individuals of NBTY, Inc. and its Subsidiaries by providing them additional incentives to continue and increase their efforts with respect to, and to remain in the service of, NBTY, Inc. or its Subsidiaries.

2.    Certain Definitions.

      The following terms (whether used in the singular or plural) have the meanings indicated when used in the Plan:

      (a) "Act" means the Omnibus Budget Reconciliation Act of 1993, as amended.

      (b) "Agreement" means the incentive stock option agreement specified in Section 10.

      (c) "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of NBTY, Inc.) shall approve (i) any consolidation or merger of NBTY, Inc. in which NBTY, Inc. is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of NBTY, Inc. in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of NBTY, Inc., or (iii) the adoption of any plan or proposal for the liquidation or dissolution of NBTY, Inc.

      (d)    "Award" means grants of Options under this Plan.

      (e)    "Board" means the Board of Directors of NBTY, Inc.

      (f) "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by NBTY, Inc.'s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

      (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

      (h) "Committee" means the Committee comprised of members of the Board appointed pursuant to Section 4.

      (i) "Common Stock" means the common stock par value $.008 per share, of NBTY, Inc.

      (j)    "NASDAQ" means the NASDAQ National Market System.

      (k) "Control Purchase" means any transaction in which any person (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act), corporation or other entity (other than NBTY or any employee benefit plan sponsored by NBTY, Inc. or any of its Subsidiaries) (i) shall purchase any Common Stock (or securities convertible into or exchangeable for Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of NBTY, Inc. representing 20% or more of the combined voting power of the then outstanding securities of NBTY, Inc. ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire NBTY Inc.'s securities).

      (l) "Effective Date" means the date the Plan becomes effective pursuant to Section 14.

      (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

      (n) "Fair Market Value" of a share of Common Stock means the average of the high and low sales prices of a share of Common Stock on NASDAQ on the date in question except as otherwise provided in Section 6.1.

      (o) "Holder" means an employee of NBTY, Inc. or any of its Subsidiaries who has received an option under this Plan.

      (p)    "ISO" means an incentive stock option within the meaning of
Section 422A(b) of the Code.

      (q)    "Option" means any ISO granted pursuant to this Plan.

      (r)    "Plan" has the meaning ascribed thereto in Section 1.

      (s) "Subsidiary" of a person means any present or future subsidiary of such person as such term is defined in Section 425 of the Code and any present or future trade or business, whether or not incorporated, controlled by or under common control with such person. An entity shall be deemed a Subsidiary of a person only for such periods as the requisite ownership or control relationship is maintained.

      (t) "NBTY" means NBTY, Inc., a Delaware corporation, and any successor hereto.

      (u) "Total Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code.

      (v) "Individual" means an officer, director, affiliate or employee of NBTY, Inc. or any of its subsidiaries.

3.    Stock Subject to the Plan.

      3.1 Number of Shares. Subject to the provisions of Section 12 and this Section 3, the maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan is 4,000,000 shares. If and to the extent that any Option shall expire, terminate or be canceled for any reason without having been exercised (or without having been considered to have been exercised as provided in Section 6, the shares of Common Stock subject to such expired, terminated or canceled portion of the Option shall again become available for purposes of the Plan.

      3.2 Character of Shares. Shares of Common Stock deliverable under the terms of the Plan may be, in whole or in part, authorized and unissued shares of Common Stock or issued shares of Common Stock held in NBTY's treasury, or both.

      3.3 Reservation of Shares. NBTY shall at all times reserve a number of shares of Common Stock (authorized and unissued Common Stock, issued Common Stock held in NBTY's treasury, or both) equal to the maximum number of shares that may be subject to outstanding options and future options under the Plan.

4.    Administration.

      4.1 Powers. The Plan shall be administered by the Board or a committee of the Board. Subject to the express provisions of the Plan, the Board or such committee shall have plenary authority, in its discretion, to grant Options under the Plan and to determine the terms and conditions (which need not be identical) of all Options so granted, including without limitation, (a) the individuals to whom, and the time or times at which Options shall be granted or awarded, (b) the number of shares to be subject to each Option, (c) when an Option can be exercised and whether in whole or in installments, and (d) the form, terms and provisions of any Agreement (which terms may be amended, subject to Section 13.2).

      4.2 Factors to Consider. In making determinations hereunder, the Board may take into account the nature of the services rendered by the respective individuals, their dedication and past contributions to NBTY and its Subsidiaries, their present and potential contributions to the success of NBTY and its Subsidiaries and such other factors as the Board in its discretion shall deem relevant.

      4.3 Interpretation. Subject to express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Board on the matters referred to in this
Section 4 shall be conclusive.

      4.4 Delegation to Committee. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee and delegate to such Committee the authority of the Board to administer the Plan, including to the extent provided by the Board, the power to further delegate such authority. Upon such appointment and delegation, any such Committee shall have all the powers, privileges and duties of the Board in the administration of the Plan to the extent provided in such delegation, except for the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of any such Committee in substitution for or in addition to members previously appointed, may fill vacancies in such Committee and may discharge such Committee.

      Any such Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5.    Eligibility.

      5.1 General. Options may be granted to (a) employees, officers, directors and affiliates of NBTY or any of its Subsidiaries and (b) prospective employees of NBTY or any of its Subsidiaries. The exercise of Options granted to a prospective employee shall be conditioned upon such person becoming an employee of NBTY or any of its Subsidiaries. For purposes of the Plan, the term "prospective employee" shall mean any person who holds an outstanding offer of employment on specific terms from NBTY or any of its Subsidiaries. Options may be granted to employees who hold or have held Options under this Plan or any similar or other Options under any plan of NBTY or its Subsidiaries.

      5.2 Special ISO Rule. No ISO shall be granted to an individual who, at the time the ISO is granted, owns (or is considered as owning within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of NBTY or any Subsidiary, unless at the time such ISO is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of five years from the date it is granted.

6.    Options.

      6.1 Option Prices. Subject to Section 5.2, the purchase price of the Common Stock under each Option shall be determined by the Board and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

      6.2 Term of Options. The term of each Option shall be for such period as the Board shall determine, as set forth in the applicable Agreement, but not more than 10 years from the date of grant (except as provided in Section 5.2).

      6.3 Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option). The Agreement may contain conditions precedent to the exercisability of Options, including without limitation, the achievement of minimum performance criteria.

      6.4 Manner of Exercise. Payment of the Option purchase price shall be made in cash or in whole shares of Common Stock already owned, and held for more than six months, by the person exercising an Option or, partly in cash and partly in such Common Stock; provided, however, that such payment may be made in whole or in part in shares of Common Stock only if and to the extent permitted by the applicable Agreement. Shares of Common Stock delivered upon exercise of an option shall be priced at the fair market value on the day of such delivery. An Option shall be exercised by written notice to NBTY upon such terms and conditions as provided in the Agreement. NBTY shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable, and within a reasonable time thereafter such transfer shall be evidenced on the books of NBTY. No Holder exercising an Option shall have any of the rights of a stockholder of NBTY with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

7.    Termination of Association.

      7.1. General. If a Holder's association shall terminate prior to the complete exercise of an Option (or deemed exercise thereof, as provided in Section 6.3), then such Option shall thereafter be exercisable in accordance with the provisions of the applicable Agreement (including the provisions of any other agreement referred to in the Agreement); provided, however, that
(a) no Option may be exercised after the scheduled expiration date of such Option; (b) if the Holder's association terminates by reason of death or Total Disability, the Option shall remain exercisable for a period of at least one year following such termination (but no later than the scheduled expiration of such Option); and (c) any termination for cause will be treated in accordance with the provisions of Section 7.2.

      7.2 Termination for Cause. If a Holder's association with NBTY or any of its Subsidiaries shall be terminated for cause by NBTY or such Subsidiary prior to the exercise of any Option, then all Options held by such Holder shall immediately terminate. For the purposes of this Section 7.2, cause shall have the meaning ascribed thereto in any agreement to which the Holder is a party. In the absence of an agreement, cause shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction, Control Purchase or Board Change, termination for cause in the absence of an employment agreement shall mean only a felony conviction for fraud, misappropriation or embezzlement.

      7.3 Special Rule. Notwithstanding any other provision of the Plan, the Board may provide in the applicable Agreement that the Option shall become and/or remain exercisable at rates and times at variance with the rules otherwise herein set forth; provided, however, that any such Agreement provisions at variance with the exercisability rules otherwise set forth herein shall be effective only if reflected in the terms of an employment agreement approved or ratified by the Board.

      7.4 Miscellaneous. The Board may determine whether any given leave of absence constitutes a termination by that individual.

8.    Right of Company to Terminate Association.

      Nothing contained in the Plan or in any Option shall confer on any Holder any right to continue in the employ of NBTY or any of its Subsidiaries or interfere in any way with the right of NBTY or a Subsidiary to terminate the association of the Holder at any time, with or without cause; subject, however, to the provisions of any association agreement between the Holder and NBTY or any of its Subsidiaries.

9.    Non-alienation of Benefits.

      Unless otherwise set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

10.   Written Agreement.

      Each grant of an Option shall be evidenced by a stock option agreement, which shall designate the Options granted thereunder as ISO's in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board from time from time to time shall approve; provided, however, that such Option may be evidenced by a single agreement. The effective date of the granting of an Option shall be the date on which the Board approves such grant. Each grantee of an Option shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by NBTY and the grantee, provided that such grant of Options shall terminate if such written Agreement is not signed by such grantee (or his attorney) and delivered to NBTY within 90 days after the date the Agreement is sent to such grantee for signature. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received from NBTY or any of its Subsidiaries by the Holder or a transferee of such Holder if the Option or any part thereof, has been transferred pursuant to Section 20.

11.   Adjustment Upon Changes in Capitalization, etc.

      In the event of any stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Common Stock while any portion of any Option theretofore granted under the Plan is outstanding but unexercised, the Board shall make such adjustments in the character and number of shares subject to such Option and, in the Option price, as shall be applicable, equitable and appropriate in order to make such Option immediately after any such change, as nearly as may be practicable, equivalent to such Option immediately prior to any such change. If any merger, consolidation or similar transaction affects the Common Stock subject to any unexercised Option theretofore granted under the Plan, the Board or any surviving or acquiring corporation shall take such action as is equitable and appropriate to substitute a new Option for such Option or to assume such Option in order to make such new or assumed Option, as nearly as may be practicable, equivalent to the old Option. If any such change or transaction shall occur, the number and kind of shares for which Options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

12.   Right of First Refusal.

      The Agreements may contain such provisions as the Board shall determine to the effect that if a Holder, or such other person exercising an Option, elects to sell all or any shares of Common Stock that such Holder or other person acquired upon the exercise of an Option awarded under the Plan, then such Holder or other person shall not sell such shares unless such Holder or other person shall have first offered in writing to sell such shares to NBTY at Fair Market Value on a date specified in such offer (which date shall be at least three business days and not more than 10 business days following the date of such offer). In any such event, certificates representing shares issued upon exercise of Options shall bear a restrictive legend to the effect that transferability of such shares is subject to the restrictions contained in the Plan and the applicable Agreement and NBTY may cause the registrar of its Common Stock to place a stop transfer order with respect to such shares.

13.   Termination and Amendment.

      13.1 General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Options may be granted under the Plan on or after the tenth anniversary of the Effective Date. The Board may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and the Board may at any time modify or amend the Plan in such respects as it shall deem advisable; provided, however, that any such modification or amendment shall comply with all applicable laws, applicable stock exchange listing requirements.


      13.2 Modification. Except as otherwise set forth herein, no termination, modification or amendment of the Plan may, without the consent of the person to whom any Option shall theretofore have been granted (or a transferee of such person if the Option, or any part thereof, has been transferred pursuant to Section 20), adversely affect the rights of such person with respect to such Option. No modification, extension, renewal or other change in any Option granted under the Plan shall be made after the grant of such Option, unless the same is consistent with the provisions of the Plan. With the consent of the Holder (or a transferee of such Holder if the Option, or any part thereof, has been transferred pursuant to Section 20) and subject to the terms and conditions of the Plan (including Section 13), the Board may amend outstanding Agreements with any Holder (or any such transferee), including without limitation, any amendment which would (a) accelerate the time or times at which the Option may be exercised and/or (b) extend the scheduled expiration date of the Option. Without limiting the generality of the foregoing, the Board may but solely with the Holder's consent, agree to cancel any Option under the Plan held by such Holder and issue a new Option in substitution therefor, provided that the Option so substituted shall satisfy all of the requirements of the Plan as of the date such new Option is granted.

14.   Effectiveness of the Plan.

      The Plan shall become effective upon notification by the affirmative vote of a majority of the votes duly case thereon, either in person or by proxy, by the holders of voting securities of NBTY entitled to vote thereon, voting together as a single class, at a duly called and held meeting of stockholders of NBTY.

15.   Government and Other Regulations

      The obligation of NBTY with respect to Options shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange on which the Common Stock may be listed. For so long as the Common Stock is registered under the Exchange Act, NBTY shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act of 1933, as amended, with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

16.   Withholding.

      NBTY's obligation to deliver shares of Common Stock or pay cash in respect of any Option under the Plan shall be subject to applicable federal, state and local tax withholding requirements.

17.   Separability.

      If any of the terms or provisions of this Plan conflict with the requirements of applicable law or applicable rules and regulations thereunder, including the requirements of Section 162(m) of the Code, Rule 16b-3 under the Exchange Act and/or Section 422A of the Code, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law, or applicable rules and regulations, without invalidating the remaining provisions hereof. If this Plan does not contain any provisions required to be included herein under Section 422A of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any option which is intended to qualify as an ISO cannot so qualify, such Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

18.   Non-Exclusivity of the Plan.

      Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of NBTY for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific. cases.

19.   Exclusion from Pension and Profit-Sharing Computation.

      By acceptance of an Option, each Holder shall be deemed to have agreed that such Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of NBTY or any of its Subsidiaries. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Option will not affect the amount of any life insurance coverage, if any, provided by NBTY or any of its Subsidiaries on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of NBTY or any of its Subsidiaries.

20.   Beneficiaries.

      Each Holder may designate any person(s) or legal entity(ies), including his or her estate, as his or her beneficiary under the Plan. Such designation shall be made in writing on a form filed with the Secretary of NBTY or his or her designee and may be revoked or changes by such Holder at any time by filing written notice of such revocation or change with the Secretary of NBTY or his or her designee. If no person shall be designated by a Holder as his or her beneficiary or if no person designated as a beneficiary survives such Holder, the Holder's beneficiary shall be his or her estate.

21.   Governing Law.

      The Plan shall be governed by, and construed in accordance with, the laws of the State of New York.